AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29,  2002

                                        REGISTRATION NO. 333-_________

          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C. 20549
                 ____________________

                      FORM S-3
                REGISTRATION STATEMENT
                         UNDER
              THE SECURITIES ACT OF 1933
                 ____________________

           GREAT PLAINS ENERGY INCORPORATED
(Exact name of Registrant as specified in its charter)

          Missouri                     43-1916803
  (State of incorporation)          (I.R.S. Employer
                                  Identification No.)

                           1201 Walnut
                Kansas City, Missouri  64106-2124
                          (816) 556-2200
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         JEANIE SELL LATZ
     Senior Vice President - Corporate Services and Secretary
                           1201 Walnut
                Kansas City, Missouri  64106-2124
                          (816) 556-2936
    (Name, address, including zip code, and telephone number,
            including area code, of agent for service)
                       ____________________
                             Copy to:
                    Steven R. Loeshelle, Esq.
                       Dewey Ballantine LLP
                   1301 Avenue of the Americas
                  New York, New York  10019-6092
                       ____________________


      APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE  TO  THE
 PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.
      If the only securities registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ()

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. (X)

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ()

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ()

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ()

                         ____________________

                    CALCULATION OF REGISTRATION FEE
                         ____________________

                                        PROPOSED
  TITLE OF EACH                         MAXIMUM
    CLASS OF           AMOUNT          AGGREGATE       AMOUNT OF
  SECURITIES TO         TO BE           OFFERING      REGISTRATION
  BE REGISTERED     REGISTERED(1)       PRICE(1)          FEE

Senior Debt
Securities

Subordinated Debt
Securities

Trust Preferred
Securities and
Related
Guarantees (2)

Common Stock, no
par value
(including
associated
preferred share
purchase rights)

Warrants

Stock Purchase
Contracts

Stock Purchase
Units (3)

TOTAL               $300,000,000      $300,000,000      $27,600

 (1)There are being registered hereunder such presently indeterminate principal amount or number of Senior Debt Securities, Subordinated Debt Securities, Trust Preferred Securities, shares of Common Stock, Stock Purchase Contracts and Stock Purchase Units with an aggregate initial offering price not to exceed
     $300,000,000.   Senior Debt Securities and Subordinated Debt
     Securities are collectively referred to as "Debt Securities." Debt Securities also may be issued to a trust in connection with the issuance and sale of Trust Preferred Securities and later distributed upon dissolution and distribution of the assets thereof, which would include such Debt Securities for which no separate consideration will be received. An indeterminate number of shares of Common Stock may also be issued upon settlement of the Stock Purchase Contracts, Stock Purchase Units or warrants. Pursuant to Rule 457(o) under the Securities Act of 1933, and General Instruction II.D. of Form S-3, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

 (2)Includes the obligations of Great Plains Energy Incorporated under the respective trust agreements, the applicable indenture, the related series of Debt Securities and the respective Guarantees, which include Great Plains Energy Incorporated's covenant to pay any indebtedness, expenses or liabilities of the trusts (other than obligations pursuant to the terms of the Trust Preferred Securities or other similar interests), all as described in this registration statement. No separate consideration will be received for the Guarantees and, pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable in respect thereof.

  (3)Each Stock Purchase Unit consists of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Common Stock and (b) a
     beneficial interest in   Debt Securities, Trust Preferred
     Securities issued by trusts or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
-----------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              SUBJECT TO COMPLETION, DATED APRIL 29, 2002

PROSPECTUS


                   GREAT PLAINS ENERGY INCORPORATED

                             $300,000,000


                        SENIOR DEBT SECURITIES
                     SUBORDINATED DEBT SECURITIES
           TRUST PREFERRED SECURITIES AND RELATED GUARANTEES
                             COMMON STOCK
                               WARRANTS
                       STOCK PURCHASE CONTRACTS
                         STOCK PURCHASE UNITS


          Great Plains Energy Incorporated may offer and sell from time to time up to $300,000,000 of these securities. This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update, or change information contained in this prospectus. This prospectus may not be used to offer and sell these securities unless accompanied by a prospectus supplement. You should read this prospectus and the related supplements before you invest in these securities.

          The common stock of Great Plains Energy Incorporated is listed on the New York Stock Exchange under the symbol "GXP." The last reported sale of the common stock on the New York Stock Exchange on April 26, 2002 was $23.87 per share.

          Our principal executive offices are located at 1201 Walnut, Kansas City, Missouri 64106-2124 and our telephone number is (816) 556-2200.

                         ____________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                           CRIMINAL OFFENSE.
                         ____________________

          We may offer and sell these securities through one or more underwriters or agents. We will set forth in the related prospectus supplement the name of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities, and the net proceeds we receive from the sale. See "Plan of Distribution."

          THE DATE OF THIS PROSPECTUS IS ______________, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where ther offer or sale is not permitted.

                           TABLE OF CONTENTS

	About This Prospectus                                       2
	Cautionary Statements Regarding Certain                     3
	Forward-Looking Information
	Where You Can Find More Information                         3
	Great Plains Energy Incorporated                            4
	Use of Proceeds                                             5
	Ratio of Earnings to Fixed Charges                          5
	Description of Debt Securities                              5
	Description of Trust Preferred Securities                  16
	Description of Guarantees                                  33
	Relationship Among Trust Preferred Securities,             36
	Debt Securities, and Guarantees
	Description of Common Stock                                37
	Description of Stock Purchase Contracts and                39
	Stock Purchase Units
	Book-Entry System                                          40
	Plan of Distribution                                       42
	Legal Matters                                              43
	Experts                                                    44


                         ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement filed with the Securities and Exchange Commission using a "shelf" registration process. By using this process, we may offer up to a total aggregate dollar amount of $300,000,000 of the securities described in this prospectus in one or more offerings. We may offer any of the following securities: senior debt securities or subordinated debt securities, each of which may be convertible into our common stock, trust preferred securities and related guarantees, common stock, stock purchase contracts and stock purchase units. We may also offer warrants to purchase debt securities or shares of our common stock. If we issue and sell trust preferred securities, we will amend the registration statement of which this prospectus is a part to include each trust issuer as a registrant for purposes of issuing and selling trust preferred securities of that trust.

          This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to in this prospectus under "Where You Can Find More Information."

          References in this prospectus to the terms "we", "us" or other similar terms mean Great Plains Energy Incorporated, unless the context clearly indicates otherwise. We are also referred to in this prospectus as "Great Plains Energy" or "the Company."

          You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is current only as of the date of this prospectus.

  CAUTIONARY STATEMENTS REGARDING CERTAIN FORWARD-LOOKING INFORMATION

Statements made in this report that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the registrants are providing a number of important factors that could cause actual results to differ materially from provided forward-looking information. These important factors include:

          * future economic conditions in the regional, national and international markets
          *    state, federal and foreign regulation
          *    weather conditions including weather-related damage
          *    cost of fuel
          * financial market conditions including, but not limited to, changes in interest rates
          *    inflation rates
          * increased competition including, but not limited to, the deregulation of the electric utility industry and the entry of new competitors
          *    ability to carry out marketing and sales plans
          * ability to achieve generation planning goals and the occurrence of unplanned generation outages
          *    nuclear operations
          * ability to enter new markets successfully and capitalize on growth opportunities in nonregulated businesses
          * adverse changes in applicable laws, regulations or rules governing environmental regulations (including air quality), tax or accounting matters
          * delays in the anticipated in-service dates of additional generating capacity
          * performance of projects undertaken by our non-regulated businesses and the success of efforts to invest in and develop new opportunities
          *    non-performance of counterparties
          *    availability and cost of capital and
          *    other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all possible factors.


                  WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, and proxy statements and other information with the Securities and Exchange Commission (the "SEC") through the SEC's Electronic Data Gathering, Analysis and Retrieval system and these filings are publicly available through the SEC's website (http://www.sec.gov). You may read and copy such material at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of such material at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

          The SEC allows us to "incorporate by reference" into this prospectus the information we file with them. This means that we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be included in and an important part of this prospectus and should be read with the same care. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update and supercede this information. We are incorporating by reference into this prospectus the following documents that we have filed with the SEC and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the securities described in this prospectus is completed:

       * Our Annual Report on Form 10-K for the year ended December 31, 2001 (the "2001 Form 10-K")
       *  Our Report on Form 8-K/A dated February 8, 2002
       *  Our Report on Form 8-K dated April 24, 2002

          This prospectus is part of a registration statement we have filed with the SEC relating to our securities. As permitted by the SEC's rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are also available at the SEC's Public Reference Section or through its website.

          You may obtain a free copy of our filings with the SEC by writing or telephoning us at the following address: Great Plains Energy Incorporated, 1201 Walnut, Kansas City, Missouri 64106-2124 (Telephone No.: 816-556-2200) Attention: Senior Vice President - Corporate Services and Secretary, or by contacting us on our website (www.kcpl.com).

                   GREAT PLAINS ENERGY INCORPORATED

          On October 1, 2001, Great Plains Energy Incorporated, a Missouri corporation incorporated in 2001, became the parent company and sole owner of all the common stock of Kansas City Power & Light Company ("KCP&L"), a public utility subsidiary. As a result of this ownership, Great Plains Energy is considered a utility holding company registered with and subject to the regulation of the SEC under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"). Great Plains Energy does not own or operate any significant assets
other than the stock of its subsidiaries.   Other wholly-owned
subsidiaries in addition to KCP&L are KLT Inc. and Great Plains Power Incorporated ("GPP").

          KCP&L, incorporated in Missouri in 1922, engages in the generation, transmission, distribution and sale of electricity.
KCP&L, headquartered in downtown Kansas City, Missouri, has approximately 474,000 customers located in all or portions of 23 counties in western Missouri and eastern Kansas. KCP&L contributed approximately 66% of the Company's revenue in 2001. About 58% of KCP&L's retail revenues in 2001 were from Missouri customers and the remainder from Kansas customers. Customers included approximately 419,000 residences, 53,000 commercial firms, and 2,000 industrials, municipalities and other electric utilities. Retail electric revenues accounted for approximately 90% of KCP&L's total electric revenues in 2001. Wholesale firm power, bulk power sales and miscellaneous electric revenues accounted for the remainder of utility revenues.

          KLT Inc., formed in 1992, is an investment company that holds interests in three primary unregulated energy-related businesses: KLT Energy Services Inc., KLT Gas Inc., and KLT Telecom
Inc.   KLT Inc. was transferred to Great Plains Energy by KCP&L in connection with the corporate reorganization on October 1, 2001. KLT Inc. contributed approximately 29% of Great Plains Energy's revenues in 2001.

    On December 31, 2001, a subsidiary of KLT Telecom, DTI Holdings, Inc. ("Holdings") and its subsidiary Digital Teleport Inc. (collectively called "DTI") filed voluntary petitions in Bankruptcy Court for the Eastern District of Missouri for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The filings enable DTI to continue to conduct its business operations while restructuring its financial obligations. DTI is a telecommunications company headquartered in St. Louis that focuses on providing access and connectivity to secondary and tertiary markets. KLT Telecom has agreed to provide up to $5 million in Debtor-in-Possession ("DIP") financing to Digital Teleport Inc. during the bankruptcy process if it achieves certain financial goals. If KLT Telecom provides loans under this DIP financing agreement, it will have priority repayment over most other DTI obligations.

          GPP, formed in 2001, is focusing on the development, production and trading of wholesale electric capacity and energy. GPP has made no investments to date.

                            USE OF PROCEEDS

          Unless we inform you otherwise in a supplement to this prospectus, we anticipate using any net proceeds received by us from the sale of the offered securities for general corporate purposes, including, among others:

          *   repayment of short term debt,
          *   repurchase, retirement or refinancing of other securities,
          *   acquisitions, and
          *   investments in subsidiaries.

                  RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our ratio of earnings to fixed charges for the periods indicated:


                  Year Ended December 31,
            ------------------------------------
            2001    2000    1999    1998    1997
            ----    ----    ------  ----    ----
            (a)     3.02    2.38    2.98    2.05

  (a) An $80.0 million deficiency in earnings (as defined below) caused the ratio of earnings to fixed charges to be less than a one-to-one coverage. A $195.8 million net write-off before income taxes related to the bankruptcy filing of DTI was recorded in 2001.

  For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of net income before extraordinary item, cumulative effect of changes in accounting principles, losses from equity investments and minority interest in consolidated subsidiaries with fixed charges plus interest charges (excluding the reduction for capitalized interest), income taxes, and the estimated interest components of rents. "Fixed charges" consist of interest charges (excluding the reduction for capitalized interest) and the estimated interest components of rents.

                    DESCRIPTION OF DEBT SECURITIES

          GENERAL. The senior debt securities and the subordinated debt securities, which we refer to collectively as the debt securities, will represent unsecured obligations of the

Company. We may issue one or more series of debt securities directly to the public, to a trust or as part of a stock purchase unit from time to time. We expect that each series of senior debt securities or subordinated debt securities will be issued as a new series of debt securities under one of two separate indentures, as each may be amended or supplemented from time to time. We will issue the senior debt securities in one or more series under a senior indenture that we will enter into with The Bank of New York, as trustee. We will issue the subordinated debt securities in one or more series under a subordinated indenture between a trustee and us. The form of the senior indenture, the form of the subordinated indenture and the form of supplemental indenture or other instrument establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference in, the registration statement of which this prospectus is a part. Each indenture will be qualified under the Trust Indenture Act of 1939. The following summaries of certain provisions of the senior indenture, the subordinated indenture and the applicable debt securities do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the senior indenture or the subordinated indenture, as the case may be, and the applicable debt securities. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities and other securities described in this prospectus. We may be required to obtain the approval of the SEC under the Public Utility Holding Company Act of 1935 before we can issue and sell certain of these securities.

          We may authorize the issuance and provide for the terms of a series of debt securities by or pursuant to a resolution of our Board of Directors or any duly authorized committee thereof or pursuant to a supplemental indenture or to a company order, as described in the indentures. There will be no requirement under either the senior indenture or the subordinated indenture that our future issuances of debt securities be issued exclusively under either indenture. We will be free to employ other indentures or documentation containing provisions different from those included in either indenture or applicable to one or more issuances of senior debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities. The senior indenture and the subordinated indenture will provide that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the senior debt securities or the subordinated debt securities of that series, as the case may be, for issuances of additional senior debt securities or subordinated debt securities of that series, as applicable. One or more series of the debt securities may be issued with the same or various maturities at par, above par or at a discount. Debt securities bearing no interest or interest at a rate which, at the time of issuance, is below the market rate ("Original Issue Discount Securities") will be sold at a discount (which may be substantial) below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the prospectus supplement relating thereto. Unless otherwise described in the applicable prospectus supplement, neither indenture described above will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur. Both indentures will also permit us to merge or consolidate or to transfer our assets, subject to certain conditions (see "Consolidation, Merger and Sale" below).

          RANKING. The senior debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt. As of December 31, 2001, our aggregate outstanding debt that would have ranked equally with the senior debt securities was approximately $125 million. In addition, we have been granted authority by the SEC to issue up to $600 million of guarantees for the benefit of our non-utility subsidiaries and expect to have such guarantees outstanding from time to time in various aggregate amounts. The subordinated debt securities will be our direct unsecured general obligations and will be junior in right of payment to our Senior Indebtedness, as described under the heading "-Subordination of Subordinated Debt Securities."

          Great Plains Energy is a holding company that derives substantially all of its income from its operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities will be effectively subordinated to debt at the subsidiary level because, as the common shareholder of our subsidiaries, we will be subject to the prior claims of creditors of our subsidiaries. As of December 31, 2001, our subsidiaries had approximately $1.45 billion of aggregate outstanding debt

          PROVISIONS OF A PARTICULAR SERIES. The prospectus supplement applicable to each issuance of debt securities will specify, among other things:

          * the title and any limitation on aggregate principal amount of the debt securities;

          *    the original issue date of the debt securities;

          * the date or dates on which the principal of any of the debt securities is payable;

          * the fixed or variable interest rate or rates, or method of calculation of such rate or rates, for the debt securities, and the date from which interest will accrue;

          * the terms, if any, regarding the optional or mandatory redemption of any debt securities, including the redemption date or dates, if any, and the price or prices applicable to such redemption;

          * the denominations in which such debt securities will be issuable;

          * the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities may be repaid, in whole or in part, at the option of the holder thereof;

          * the place or places where the principal of, and premium, if any, and interest, if any, on the debt securities shall be payable;

          * the obligation, if any, of THE COMPANY to redeem, purchase, or repay the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which the debt securities shall be redeemed, purchased, or repaid pursuant to such obligation;

          *    whether the debt securities are to be issued in whole or in part in the form of

          * one of more Global Securities and, if so, the identity of the Depositary for such Global Security or Global Securities

          * the place or places where the principal of, and premium, if any, and interest, if any, shall be payable;

          * any addition to the events of default applicable to that series of debt securities and the covenants for the benefit of the holders of that series;

          *    any remarketing features of the debt securities;

          * any collateral, security, assurance, or guarantee for the debt security;

          * if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity of the debt securities;

          * the securities exchange(s), if any, on which the debt securities will be listed;

          * the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other securities;

          *    any interest deferral or extension provisions;

          * the applicability of or any change in the subordination provisions for a series of debt securities;

          * the terms of any warrants we may issue to purchase debt securities; and

          * any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

          SUBORDINATION. The subordinated debt securities will be subordinate and junior in right of payment to all of our Senior
Indebtedness, as defined below.

          No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the subordinated debt securities may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded or annulled.

          Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full. If provided in the applicable prospectus supplement, limited subordination periods may apply in the event of non-payment defaults relating to Senior Indebtedness in situations where there has not been an acceleration of Senior Indebtedness.

          As defined in the subordinated indenture, the term "Senior Indebtedness" means:

          (1) obligations (other than non-recourse obligations, the indebtedness issued under the subordinated indenture and other indebtedness which is either effectively by its terms or expressly made subordinate to or PARI PASSU with the subordinated debt securities) of, or guaranteed (except to the extent our payment obligations under any such guarantee are subordinate to or PARI PASSU with the subordinated debt securities) or assumed by, us for

               * borrowed money (including both senior and subordinated indebtedness for borrowed money (other than the subordinated debt securities)); or

               * the payment of money relating to any lease which is capitalized on our balance sheet in accordance with generally accepted accounting principles as in effect from time to time; or

          (2) indebtedness evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations with Senior Indebtedness, whether existing as of the date of the subordinated indenture or subsequently incurred by us.

          The subordinated indenture will not limit the aggregate amount of Senior Indebtedness that we may issue. As of December 31, 2001, our outstanding Senior Indebtedness totaled approximately
$125 million.

          REGISTRATION, TRANSFER AND EXCHANGE. Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities, other than debt securities issued to a trust, will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name a depository, or its nominee, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture.

          Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange or registration of transfer-duly endorsed or accompanied by a duly executed instrument of transfer-at the office of any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges, and upon satisfaction of such other reasonable requirements as are described in the applicable indenture.

          Unless otherwise indicated in the applicable prospectus supplement, the transfer agent will be the trustee under the applicable indenture. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

          PAYMENT AND PAYING AGENTS. Principal of and interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described under "Book-Entry
System."

          Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on debt securities of a particular series in the form of certificated securities will be payable at the office of the applicable trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. Unless otherwise indicated in the applicable prospectus supplement, interest on the debt securities of a particular series, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person's address as it appears on the register for such debt securities maintained by
the applicable trustee.   All monies we pay to a trustee or a paying
agent for the payment of the principal of, and premium or interest, if any, on, any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof. However, any such payment shall be subject to escheat pursuant to state abandoned property laws.

          REDEMPTION. Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by the trustee in such manner as it shall deem fair and appropriate.

          Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such debt securities.

          CONSOLIDATION, MERGER AND SALE OR DISPOSITION OF ASSETS. We may , without the consent of the holders of any debt securities, consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person, provided that:

     * the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

     * the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest, if any, on all the debt securities outstanding under each indenture and the performance of every covenant of each indenture to be performed or observed by us;

     * we have delivered to the trustees for such debt securities an officer's certificate and an opinion of counsel as will be provided in each of the indentures; and

     * immediately after giving effect to the transaction, no Event of Default (see "Events of Default") or event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

        Upon any such consolidation, merger, sale, transfer or other disposition of our properties (except transfers related to a lease of our properties) as or substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor corporation or person had been named as us therein, and we will be released from all obligations under the applicable indenture.

          Certain of the indentures for debt securities issued or to be issued by KCP&L provide that the sale, conveyance or other transfer by KCP&L of its facilities for the generation of electric energy to any affiliate of KCP&L, shall not be subject to other restrictions on sales, conveyances, or other transfers provided that the facilities shall not in the aggregate represent assets with a depreciated value on the books of KCP&L in excess of 65% of the depreciated value of KCP&L's total assets as set forth in its most recent report filed on Form 10-K or 10-Q as of the date of the sale, conveyance, or other transfer.

          MODIFICATION. Without the consent of any holder of debt securities, the trustee for such debt securities and we may enter into one or more supplemental indentures for any of the following purposes:

     * to supply omissions, cure any ambiguity or inconsistency or correct defects, which actions, in each case, are not prejudicial to the interests of the holders of debt securities of any series in any material respect;

     * to change or eliminate any provision of the applicable indenture, provided that any such change or elimination will become effective with respect to such series only when there is no debt security of such series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, or such change or elimination is applicable only to debt securities of such series issued after the effective date of such change or elimination;

     * to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

     * to evidence the assumption of our covenants in the applicable indenture and the debt securities by any permitted successor;

     * to grant to or confer upon the trustee for any debt securities for the benefit of the holders of such debt securities, any additional rights, remedies, powers or authority;

     * to permit the trustee for any debt securities to comply with any duties imposed upon it by law;

     * to specify further the duties and responsibilities of, and to define further the relationship among, the trustee for any debt securities, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the applicable indenture;

     * to add to our covenants for the benefit of the holders of all or any series of outstanding debt securities, to add to the security of all debt securities, to surrender any right or power conferred upon us by the applicable indenture or to add any additional events of default with respect to all or any series of outstanding debt securities; and

     * to make any other change that is not prejudicial to the holders of any debt securities.

          Except as provided above, the consent of the holders of a majority in aggregate principal amount of either the senior debt securities or the subordinated debt securities, as the case may be, of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the applicable indenture pursuant to one or more supplemental indentures or of modifying or waiving in any manner the rights of the holders of the applicable debt securities; provided, however, that if less than all of the series of senior debt securities or subordinated debt securities outstanding, as the case may be, are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding applicable debt securities of all series so directly affected, considered as one class, will be required.

          Notwithstanding the foregoing, no such amendment or modification may, without the consent of each holder of outstanding debt securities affected thereby:

          * change the maturity date of the principal of any debt security;

          * reduce the principal amount of, or premium payable on, any debt security;

          * reduce the rate of interest or change the method of calculating such rate, or extend the time of payment of interest, on any debt security;

          * change the coin or currency of any payment of principal of, or any premium or interest on any debt security;

          * change the date on which any debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any debt security; or

          * modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to modify or amend the applicable indenture or to waive any past default.

          A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the applicable indenture of the holders of the debt securities of any other series.

          EVENTS OF DEFAULT. Unless specifically deleted in a supplemental indenture or Board resolution under which a series of debt securities is issued, or modified in any such supplemental indenture, each of the following will constitute an event of default under the senior indenture or the subordinated indenture with respect to senior debt securities or subordinated debt securities, as the case may be, of any series:

          * failure to pay principal of or premium, if any, on any debt security of such series, as the case may be, within one day after the same becomes due and payable;

          * failure to pay interest on the debt securities of such series within 30 days after the same becomes due and payable;

          * failure to perform or breach of any of our other covenants or warranties in the applicable indenture (other than a covenant or warranty solely for the benefit of one or more series of debt securities other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding applicable debt securities of such series;

          * certain events of bankruptcy, insolvency, reorganization, assignment or receivership; or

          * any other event of default specified in the applicable prospectus supplement with respect to debt securities of a particular series.

No event of default with respect to the debt securities of a particular series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

          If an event of default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series.

          At any time after an acceleration with respect to the debt securities of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if

     * we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all debt securities of such series, the principal of and premium, if any, on the debt securities of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such debt securities, interest upon overdue installments of interest at the rate or rates specified in such debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the applicable indenture; and

     * any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of and accrued interest on the debt securities of such series which has become due solely by such acceleration, have been cured or waived as provided in the applicable indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

          Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable security or indemnity satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one series. Any direction provided by the holders shall not be in conflict with any rule of law or with the senior indenture or the subordinated indenture, as the case may be, and will not involve the trustee in personal liability in circumstances where reasonable indemnity would not, in the trustee's sole discretion, be adequate and the trustee may take any other action it deems proper that is not inconsistent with such direction.

          The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture on behalf of all holders of debt securities of that series with respect to the debt securities of that series, except a default in the payment of principal of or any premium or interest on such debt securities. No holder of debt securities of any series may institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the debt securities of such series, the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered reasonable indemnity, and the trustee for such series has failed to institute such proceeding within 60 days after such notice, request and offer. Furthermore, no holder of debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those debt securities.

          Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

          The trustee, within 90 days after it receives notice of the occurrence of a default with respect to the debt securities of any series, is required to give the holders of the debt securities of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, the debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We will be required to deliver to the trustees for the debt securities each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with all conditions and covenants under the applicable indenture, determined without regard to any period of grace or requirement of notice under such indenture.

          DEFEASANCE AND DISCHARGE. Unless the applicable prospectus supplement states otherwise, we may elect either:

  1. to defease and be discharged from any and all obligations in respect of the debt securities of any series then outstanding under the applicable indenture (except for certain obligations to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust); or

  2. to be released from the obligations of the senior indenture with respect to the senior debt securities of any series or the subordinated indenture with respect to the subordinated debt securities of any series under any covenants applicable to the debt securities of such series which are subject to covenant defeasance as described in the supplemental indenture or other instrument establishing such series.

          In the case of either (1) or (2), we are required to deposit, in trust, with the applicable trustee money or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay all the principal of, premium, if any, and interest on the debt securities of such series on the dates payments are due (which may include one or more redemption dates designated by us). This trust may only be established if, among other things, (A) no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the applicable indenture has occurred and is continuing on the date of the deposit,
(B) the deposit will not cause the trustee to have any conflicting interest with respect to our other securities and (C) we have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel is based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred.

          We may exercise our defeasance option under paragraph (1) with respect to debt securities of any series notwithstanding our prior exercise of our covenant defeasance option under paragraph (2). If we exercise our defeasance option for debt securities of any series, payment of the debt securities of such series may not be accelerated because of a subsequent event of default. If we exercise our covenant defeasance option for debt securities of any series, payment of the debt securities of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under clause (2) in the preceding paragraph. In the event we fail to comply with our remaining obligations with respect to the debt securities of any series under the applicable indenture after exercising our covenant defeasance option and the debt securities of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from that event of default. However, we will remain liable for those payments.

          RESIGNATION OR REMOVAL OF TRUSTEE. The trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The trustee may be removed at any time with respect to debt securities of any series by an instrument or concurrent instruments in writing filed with the trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of that series of debt securities then outstanding. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon notice to the holder of each debt security outstanding and the trustee, and appointment of a successor trustee.

          CONCERNING THE TRUSTEE FOR SENIOR DEBT SECURITIES.   As of
December 31, 2001, The Bank of New York, which will be the trustee under the senior indenture, was the trustee for $1,117.9 million of KCP&L's secured and unsecured debt under eight separate indentures executed between 1992 and 2002. The Bank of New York is also a depository for funds and performs other services for, and transacts other banking business with our affiliates and us in the normal course and may do so in the future. Each indenture will provide that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to that of the applicable debt securities upon the property and funds held or collected by the trustee as such.

          GOVERNING LAW. The senior indenture, the subordinated indenture and the related debt securities will be governed by New York law.

               DESCRIPTION OF TRUST PREFERRED SECURITIES

          This prospectus describes certain general terms of the trust preferred securities. The trust preferred securities will be issued by one or more statutory business trusts which we will form under Delaware law prior to such issuance. At that time, we intend to amend the registration statement of which this prospectus is a part to include each trust issuer as a registrant for purposes of issuing and selling trust preferred securities of that trust. At the time trust preferred securities are to be issued, the original trust agreement will be amended and restated, to be effective at the time of such issuance. The form of amended and restated trust agreement is filed as an exhibit to the registration statement of which this prospectus is a part. The amended and restated trust agreement, which we will refer to in this prospectus as the

"trust agreement," for each trust will be qualified as an indenture under the Trust Indenture Act of 1939. You should read the form of amended and restated trust agreement for provisions that may be important to you. When we offer to sell a particular series of trust preferred securities, we will describe the specific terms of that series in a prospectus supplement. The trust preferred securities will be issued pursuant to the related trust agreements, which we have summarized below. This summary is not complete.

          GENERAL. Each trust will exist for the exclusive purposes of:

    * issuing two classes of trust securities-trust preferred securities and trust common securities (collectively, the "trust securities")-which together represent undivided beneficial interests in the assets of the trust;

    * investing the gross proceeds of the trust securities in our debt securities;

    *  making distributions; and

    * engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

          Our debt securities will be the sole assets of each trust, and our payments under the debt securities will be the sole revenue of each trust. No separate financial statements of any trust will be included in this prospectus. We consider that these financial statements would not be material to holders of the trust preferred securities because no trust would have any independent operations and the only purposes of each trust are those described above. We do not expect that any trust will be filing annual, quarterly or special reports with the SEC. The principal place of business of each trust will be c/o Great Plains Energy Incorporated, 1201 Walnut, Kansas City, Missouri 64106.

          Each trust will exist until terminated as provided in its trust agreement. The administrators and trustees of each trust will be:

    * two of our employees or officers or two employees or officers of our affiliates as administrators (the
      "administrators");

    * a financial institution that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act (the "property trustee"); and

    * one trustee with its principal place of business in the State of Delaware for the purpose of complying with the provisions of the Delaware Business Trust Act (the
      "Delaware trustee").

          The trust agreement will authorize the administrators to issue two classes of trust securities: trust preferred securities and trust common securities. We will own all of the trust common securities issued by each trust, which will rank equally in right of payment with the trust preferred securities issued by the respective trust. However, if an event of default occurs and is continuing under the trust agreement, rights of the holders of the trust common securities to payment for distributions and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire trust common securities of each trust in a total liquidation amount of a to-be determined percentage of the total capital of the trust.

          Proceeds from the sale of both the trust preferred securities and the trust common securities issued by each trust will be used to purchase our debt securities, which will be held in trust by the property trustee for the benefit of the holders of the trust securities issued by the respective trust.
We will guarantee the payments of distributions and payments of redemption or liquidation with respect to the trust preferred securities issued by each trust, but only to the extent the respective trust has funds legally available for and cash sufficient to make those payments and has not made the payments. See "Description of Guarantees" below.

          Each guarantee, when taken together with our obligations under the related debt securities, the related indenture and the related trust agreement, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by the respective trust. The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and other rights or restrictions that will be described in the related trust agreement or made part of it by the Trust Indenture Act or the Delaware Business Trust Act.

          PROVISIONS OF A PARTICULAR SERIES. Each trust may issue only one series of trust preferred securities. The applicable prospectus supplement will set forth the principal terms of the trust preferred securities that will be offered, including:

     *         the name of the trust preferred securities;

     * the liquidation amount and number of trust preferred securities issued;

     * the annual distribution rate or rates or method of determining such rate or rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

     *         the date from which distributions will be cumulative;

     * the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

     * the terms and conditions, if any, upon which the debt securities and the related guarantee may be distributed to holders of the trust preferred securities;

     * any securities exchange on which the trust preferred securities will be listed;

     * the terms and conditions, if any, upon which the trust preferred securities may be converted into our securities; and

     * any other relevant rights, covenants, preferences, privileges, limitations or restrictions of the trust preferred securities.

          Terms of the trust preferred securities issued by each trust will mirror the terms of the debt securities held by the respective trust. In other words, the interest rate and interest and other payment dates of each series of debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust. The prospectus supplement will also set forth whether the debt securities to be issued to a trust will be senior debt securities or subordinated debt securities.

          DISTRIBUTIONS. The trust preferred securities represent preferred, undivided, beneficial interests in the assets of the respective trust. The applicable prospectus supplement will state the annual rate, as a percentage of the liquidation amount, at which distributions on each trust preferred security will be payable, the liquidation amount and the dates on which distributions will be payable.

          Each trust will use the proceeds from the issuance and sale of the trust preferred securities to purchase debt securities. The income of a trust available for distribution to holders of the trust preferred securities issued by that trust will be limited to payments under those debt securities. If we do not make payments on the debt securities, a trust will not have funds available to pay distributions or other amounts payable on the trust preferred securities issued by that trust. The payment of distributions and other amounts payable on the trust preferred securities issued by a trust, if and to the extent the trust has funds legally available for and cash sufficient to make such payments, is guaranteed by us as described herein.

          OPTION TO EXTEND INTEREST PAYMENT PERIOD. If the applicable prospectus supplement so states , we will have the right to defer the payment of interest on the debt securities at any time or from time to time for a period, which we refer to in this prospectus as an "extension period," not exceeding 20 consecutive quarterly periods with respect to each extension period. During each extension period we shall have the right to make partial payments of interest on any interest payment date. At the end of each extension period we shall pay all interest then accrued and unpaid. No extension period may extend beyond the stated maturity of the debt securities or end on a date other than an interest payment date. As a consequence of any such deferral, distributions on the trust preferred securities by a trust will be deferred during any such extension period. Distributions to which holders of the trust preferred securities are entitled will accumulate additional distributions at the rate stated in the applicable prospectus supplement. During an extension period, interest will continue to accrue and holders of debt securities, or holders of trust preferred securities while outstanding, will be required to accrue original issue discount income for United States federal income tax purposes.

          Prior to the termination of any extension period, we may further defer the payment of interest, provided that, unless the applicable prospectus supplement states otherwise, no extension period may exceed 20 consecutive quarterly periods or extend beyond the stated maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period subject to the above conditions. No interest shall be due and payable during an extension period, except at its end. We must give the trustee notice of our election of an extension period at least one business day prior to the earlier of the date the distributions on the trust preferred securities would have been payable but for the election to begin such extension period and the date the property trustee is required to give notice to holders of the trust preferred securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date. The trustee will give notice of our election to begin a new extension period to the holders of the trust preferred securities.

          REGISTRATION, TRANSFER AND EXCHANGE.   Unless otherwise
indicated in the applicable prospectus supplement, each series of trust preferred securities will be issued initially in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global trust preferred securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global trust preferred security will not be entitled to have trust preferred securities registered in their names, will not receive or be entitled to receive physical delivery of any trust preferred securities and will not be considered the registered holders thereof under the related trust agreement.

          Trust preferred securities of any series will be exchangeable for other trust preferred securities of the same series of any authorized denominations of a like aggregate liquidation amount and tenor. Subject to the terms of the trust agreement and the limitations applicable to global securities, trust preferred securities may be presented for exchange or registration of transfer-duly endorsed or accompanied by a duly executed instrument of transfer-at the office of the property trustee, without service charges but upon payment of any taxes and other governmental charges, and upon satisfaction of such other reasonable requirements as are described in the trust agreement.
Such transfer or exchange will be effected upon the property trustee being satisfied with the documents of title and identity of the person making the request.

          The property trustee will not be required to issue, register the transfer of, or exchange any trust preferred securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any trust preferred securities called for redemption and ending at the close of business on the day of mailing or register the transfer of, or exchange, any trust preferred securities selected for redemption except, in the case of any trust preferred security to be redeemed in part, the portion thereof not to be so redeemed.

          PAYMENT AND PAYING AGENTS.   Distributions and other
payments on trust preferred securities issued in the form of global securities will be paid in the manner described under "Book-Entry
System."

          Unless otherwise indicated in the applicable prospectus supplement, distributions and other payments with respect to trust preferred securities that are in the form of certificated securities will be made by check mailed to the person entitled thereto at such person's address as such address appears on the securities register for the trust securities maintained by the property trustee. The paying agent initially will be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor, which must be a bank or trust company reasonably acceptable to the administrators, to act as paying agent. Such paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and the administrators at which time the paying agent will return all unclaimed funds and all other funds in its possession to the property trustee.

          REDEMPTION. Upon the repayment or redemption, in whole or in part, of the debt securities held by a trust, the proceeds shall be applied by the property trustee to redeem a Like Amount, as defined below, of the trust securities issued by that trust, upon not less than 30 nor more than 60 days' notice, unless otherwise indicated in a prospectus supplement, at a redemption price equal to the aggregate liquidation amount of the trust preferred securities plus accumulated but unpaid distributions to but excluding the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the debt securities. If less than all the debt securities held by a trust are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by that trust based on the relative liquidation amounts of the classes. The amount of premium, if any, paid by us upon the redemption of all or any part of the debt securities held by a trust to be repaid or redeemed on a redemption date shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by that trust.

          Unless the applicable prospectus supplement states otherwise, we will have the right to redeem the debt securities held by a trust:

    * on or after the date fixed for redemption as stated in the applicable prospectus supplement, in whole at any time or in part from time to time; or

    * prior to the date fixed for redemption as stated in the applicable prospectus supplement, in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event or an Investment Company
        Event, each as defined below.

       "Like Amount" means:

    * with respect to a redemption of trust securities, trust securities having a liquidation amount equal to that portion of the principal amount of debt securities to be contemporaneously redeemed in accordance with the applicable indenture, allocated to the trust common securities and to the trust preferred securities based upon the relative liquidation amounts of the classes; and

    * with respect to a distribution of debt securities to holders of trust securities in connection with a dissolution or liquidation of a trust, debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the debt securities are distributed.

          "Tax Event" means the receipt by a trust of an opinion of counsel to us experienced in relevant matters to the effect that, as a result of any amendment to, or change-including any announced prospective change-in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority of or in the United States, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance by a trust of trust preferred securities, including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before the date of issuance, there is more than an insubstantial risk that:

   * the trust is, or will be within 90 days of the delivery of the opinion, subject to United States federal income tax with respect to income received or accrued on the debt securities we have issued to that trust;

   * interest payable by us on the debt securities is not, or within 90 days of the delivery of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

   * the trust is, or will be within 90 days of the delivery of the opinion, subject to more than an insubstantial amount of other taxes, duties or other governmental charges.

          "Investment Company Event" means the receipt by a trust of an opinion of counsel to us experienced in these matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change-including any announced prospective change-in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance by that trust of trust preferred securities.

          If and for so long as a trust is the holder of all the debt securities issued by us to that trust, we will pay, with respect to the debt securities, such additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust preferred securities and trust common securities of a trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which that trust has become subject, including as a result of a Tax Event.

          REDEMPTION PROCEDURES. Trust preferred securities of a trust redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the debt securities held by that trust. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that a trust has funds on hand available for the payment of the redemption price. See also "-Subordination of Trust Common Securities."

          If a trust gives a notice of redemption in respect of any trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, in the case of trust preferred securities held in book-entry form, the property trustee will deposit irrevocably with the depository funds sufficient to pay the applicable redemption price and will give the depository irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. With respect to trust preferred securities not held in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption shall be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of the deposit all rights of the holders of the trust preferred securities so called for redemption will cease, except the right of the holders of the trust preferred securities to receive the redemption price, and any distribution payable in respect of the trust preferred securities, but without interest on the redemption price, and the trust preferred securities will cease to be outstanding. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by a trust or by us pursuant to the guarantee as described under "Description of Guarantees," distributions on the trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by a trust for the trust preferred securities it issues to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

          If less than all the trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and trust common securities to be redeemed shall be allocated proportionately to the trust preferred securities and the trust common securities based upon the relative liquidation amounts of the classes. The particular trust preferred securities to be redeemed shall be selected on a proportionate basis not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption, or if the trust preferred securities are then held in the form of a global trust preferred security, in accordance with the depository's customary procedures. The property trustee shall promptly notify the securities registrar for the trust securities in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreements, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of trust preferred securities to be redeemed at its address appearing on the securities register for the trust securities. Unless we default in payment of the redemption price on the related debt securities, on and after the redemption date interest will cease to accrue on the debt securities or portions of them called for redemption.

          SUBORDINATION OF TRUST COMMON SECURITIES. If on any distribution date or redemption date a payment event of default with respect to the underlying debt securities has occurred and is continuing, no payment on or in respect of the related trust common securities shall be made unless all amounts due in respect of the related trust preferred securities (including the liquidation amount or redemption price, if applicable) shall have been paid or payment provided for. All funds immediately available to the respective property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

          In the case of any event of default, as defined below, resulting from an event of default with respect to the underlying debt securities, the holders of trust common securities will be deemed to have waived any right to act with respect to any event of default under the related trust agreement until the effects of all events of default with respect to the related trust preferred securities have been cured, waived or otherwise eliminated. See "-Events of Default" and "Description of Debt Securities-Events of Default." Until all events of default under the related trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of the holders of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

          LIQUIDATION DISTRIBUTION UPON DISSOLUTION. In the event of any liquidation of a trust, the applicable prospectus supplement will state the amount payable on the trust preferred securities issued by that trust as a dollar amount per trust preferred security plus accumulated and unpaid distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of the amount in debt securities held by that trust.

          The holders of all the outstanding trust common securities of a trust have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust as provided by applicable law, cause the debt securities held by that trust to be distributed in liquidation of the trust to the holders of the trust preferred securities and trust common securities issued by the trust.

          Pursuant to the related trust agreement, unless the applicable prospectus supplement states otherwise, a trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of:

    * events of bankruptcy, dissolution or liquidation involving us or the holder of the trust common securities, as specified in the trust agreement;

    * the giving by the holder of the trust common securities issued by the trust of written direction to the property trustee to dissolve the trust, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holder of the trust common securities;

    * the redemption of all the trust preferred securities issued by the trust in connection with the repayment or redemption of all the debt securities as described under "-Redemption"; and

    * the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

          If dissolution of a trust occurs as described in the first, second or fourth bullet point above, the trust will be liquidated by the property trustee as expeditiously as the property trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities issued by the trust a Like Amount of the related debt securities. If such distribution is not practical, or, if a dissolution of a trust occurs as described in the third bullet point above, the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of the trust preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. In this prospectus we refer to this amount as the "liquidation distribution." If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities shall be paid on a proportionate basis. The holders of the trust common securities issued by the trust will be entitled to receive distributions upon any liquidation proportionately with the holders of the trust preferred securities, except that if a payment event of default has occurred and is continuing on the related debt securities, the trust preferred securities shall have a priority over the trust common securities. See "-Subordination of Trust Common Securities."

          After the liquidation date is fixed for any distribution of debt securities we have issued to a trust,

    * the trust preferred securities issued by that trust will no longer be deemed to be outstanding,

    * the depository or its nominee, as the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing the debt securities to be delivered upon the distribution with respect to the trust preferred securities held by the depository or its nominee, and

    * any certificates representing the trust preferred securities not held by the depository or its nominee will be deemed to represent the debt securities having a principal amount equal to the stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the certificates are presented to the security registrar for the trust securities for transfer or reissuance.

          If we do not redeem the debt securities we have issued to a trust prior to the stated maturity and the trust is not liquidated and the debt securities are not distributed to holders of the trust preferred securities issued by that trust, the trust preferred securities will remain outstanding until the repayment of the debt securities and the distribution of the liquidation distribution to the holders of the trust preferred securities.

          There can be no assurance as to the market prices for trust preferred securities or the related debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the related debt securities that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered hereby.

          CERTAIN COVENANTS. In connection with the issuance of trust preferred securities by a trust, we will agree:

     * to continue to hold, directly or indirectly, 100% of the trust common securities of any trust to which debt securities have been issued while such debt securities are outstanding, provided that certain successors that are permitted pursuant to the applicable indenture may succeed to our ownership of the trust common securities;

     * not to voluntarily dissolve, wind up or liquidate a trust to which debt securities have been issued, other than in connection with a distribution of debt securities to the holders of the trust preferred securities in liquidation of a trust or in connection with certain mergers, consolidations or amalgamations permitted by the trust agreements; and

     * to use our reasonable efforts, consistent with the terms and provisions of the trust agreements, to cause each trust to which debt securities have been issued to continue not to be taxable other than as a grantor trust for United States federal income tax purposes.

          Unless the applicable prospectus supplement states otherwise, we will also agree that we will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock,
(2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of ours that rank equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any payment of interest on senior deferrable debt securities with similar deferral provisions or make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank junior to such senior deferrable debt securities), or (3) make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks junior to such senior deferrable debt securities), other than, in each case:

    * repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;

    * as a result of an exchange or conversion of any class or series of our capital stock, or any capital stock of a subsidiary of ours, for any class or series of our capital stock or of any class or series of our then outstanding indebtedness for any class or series of our capital stock;

    * the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

    * payments under any guarantee executed and delivered by us concurrently with the issuance of any trust preferred securities;

    * any declaration of a dividend in the form of capital stock in connection with any shareholders' rights plan, or the issuance of rights to capital stock under any shareholders' rights plan, or the redemption or repurchase of rights pursuant to any such plan; or

    * any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to the stock, if at such time

    * we have actual knowledge of any event that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the applicable indenture, and (b) we have not taken reasonable steps to cure the same;

    * we are in default with respect to our payment of any obligations under any guarantee executed and delivered by us concurrently with the issuance of any trust preferred securities; or

    *     an extension period is continuing.

          We will also agree that, if and for so long as a trust is the holder of all debt securities issued by us in connection with the issuance of trust preferred securities by that trust and that trust is required to pay any additional taxes, duties or other governmental charges, including in connection with a Tax Event, we will pay as additional sums on the debt securities the amounts that may be required so that the distributions payable by that trust will not be reduced as a result of any additional taxes, duties or other governmental charges.

          EVENTS OF DEFAULT.    Any one of the following events
constitutes an event of default with respect to the trust preferred securities issued by a trust under the related trust agreement:

    * default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

    * default by the trust in the payment of any redemption price of any trust security issued by that trust when it becomes due and payable, and continuation of the default for one day;

    * default in the performance, or breach, in any material respect, of any covenant or warranty of the property trustee and the Delaware trustee in the trust agreement, other than as described above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the appropriate trustees and to us by the holders of at least 33% in aggregate liquidation amount of the outstanding trust preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement;

    * the occurrence of an event of default under the applicable indenture relating to the debt securities held by a trust (see "Description of Debt Securities-Events of Default");

    * the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the occurrence; or

    * the occurrence of certain events of bankruptcy or insolvency with respect to the trust.

          Within five business days after the occurrence of certain events of default actually known to the respective property trustee, the property trustee will transmit notice of the event of default to the respective holders of trust securities and the respective administrators, unless the event of default has been cured or waived. Within five business days after the receipt of notice that we intend to exercise our right under the applicable indenture to defer the payment of interest on the related debt securities, the property trustee must notify the holders and the administrators that we intend to defer these interest payments, unless we have revoked our determination to do so.

          The applicable trust agreement includes provisions as to the duties of the property trustee in case an event of default occurs and is continuing. Consistent with these provisions, the property trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the property trustee reasonable indemnity satisfactory to it. Subject to these provisions for indemnification, the holders of a majority in liquidation amount of the related outstanding trust preferred securities may direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or exercising any trust or power conferred on the property trustee, with respect to the related trust preferred securities.

          The holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities issued by a trust may waive any past default under the applicable trust agreement except:

   * a default in the payment of any distribution when it becomes due and payable or any redemption price;

   * a default with respect to certain covenants and provisions of the applicable trust agreement that cannot be modified or amended without consent of the holder of each outstanding trust preferred security; and

   * a default under the applicable indenture that the holders of a majority in liquidation amount of the trust preferred securities would not be entitled to waive under the applicable trust agreement.

          If an event of default under the applicable indenture has occurred and is continuing as a result of any failure by us to pay any amounts when due in respect of the related debt securities issued by us to a trust, the related trust preferred securities will have a preference over the related trust common securities with respect to payments of any amounts in respect of the trust preferred securities as described above. See "-Subordination of Trust Common Securities," "-Liquidation Distribution Upon Dissolution" and "Description of Debt Securities-Events of Default."

          We must furnish annually to each property trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under the respective trust agreement. Also, the administrators for each trust must file, on behalf of the respective trust, a statement as to our compliance with all conditions and covenants under the respective trust agreement.

          VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT. Except as provided below and under "-Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors" and "Description of Guarantees-Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities issued by a trust will have no voting rights.

          The trust agreement applicable to a trust may be amended from time to time by the holders of a majority in liquidation amount of its trust common securities and the respective property trustee, without the consent of the holders of the trust preferred securities issued by the trust:

    * to cure any ambiguity, correct or supplement any provisions in the trust agreements that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreements, provided that any such amendment does not adversely affect in any material respect the interests of any holder of trust securities;

    * to facilitate the tendering, remarketing and settlement of the trust preferred securities, as contemplated in the trust agreement;

    * to modify, eliminate or add to any provisions of the trust agreements to the extent as may be necessary to ensure that a trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any trust securities are outstanding or to ensure that a trust will not be required to register as an "investment company" under the Investment Company Act; or

    *    to reflect the appointment of a successor trustee.

          The trust agreement may be amended by the holders of a majority in aggregate liquidation amount of the trust common securities and the property trustee with the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding trust preferred securities and receipt by the property trustee and the Delaware trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's not being taxable other than as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

          Without the consent of each holder of trust preferred securities affected by the amendment or related exercise of power, the trust agreement applicable to a trust may not be amended to change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date or restrict the right of a holder of trust securities to institute suit for the enforcement of any payment due.

          So long as any debt securities are held by a trust, the respective property trustee will not:

  * direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the debt securities under the related indenture, or execute any trust or power conferred on the property trustee with respect to the related debt securities;

  * waive any past default that is waivable under the applicable indenture;

  * exercise any right to rescind or annul a declaration that the debt securities shall be due and payable; or

  * consent to any amendment, modification or termination of the applicable indenture or the related debt securities, where consent shall be required;

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the trust preferred securities, except that, if a consent under the applicable indenture would require the consent of each holder of debt securities affected by the consent, no consent will be given by the property trustee without the prior written consent of each holder of the trust preferred securities.

          A property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities issued by its respective trust except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the debt securities. In addition, before taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in relevant matters to the effect that the trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of the action.

          Any required approval of holders of trust preferred securities issued by a trust may be given at a meeting of holders of those trust preferred securities convened for the purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of trust preferred securities in the manner set forth in the applicable trust agreement.

          No vote or consent of the holders of trust preferred securities issued by a trust will be required to redeem and cancel those trust preferred securities in accordance with the applicable trust agreement. See above under "-Redemption."

          Notwithstanding that holders of trust preferred securities issued by a trust are entitled to vote or consent under any of the circumstances described above, any of those trust preferred securities that are owned by us, the respective property trustee or Delaware trustee, or any affiliate of us or either trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

          ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED
SECURITIES.    If an event of default has occurred and is continuing
under the applicable indenture, and the trustee for the related debt securities and the holders of those debt securities have failed to declare the principal due and payable, the holders of at least 33% in aggregate liquidation amount of the related outstanding trust preferred securities shall have this right.

          If an event of default has occurred and is continuing under a trust agreement and the event is attributable to our failure to pay any amounts payable in respect of debt securities on the date the amounts are otherwise payable, a registered holder of trust preferred securities may institute a direct action against us for enforcement of payment to the holder of an amount equal to the amount payable in respect of debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by the holder, which we refer to in this discussion as a "Direct Action." We will have the right under the applicable indenture to set-off any payment made to the holders of trust preferred securities by us in connection with a Direct Action.

          We may not amend the applicable indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the trust preferred securities. Furthermore, so long as any of the trust preferred securities are outstanding

     * no modification of the applicable indenture may be made that adversely affects the holders of the trust preferred securities in any material respect,

     *  no termination of the applicable indenture may occur and

     * no waiver of any event of default or compliance with any covenant under the applicable indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding trust preferred securities unless and until the principal of, accrued and unpaid interest on and premium, if any, on the related debt securities have been paid in full and certain other conditions are satisfied.

          With certain exceptions, the holders of the trust preferred securities would not be able to exercise directly any remedies available to the holders of the debt securities except under the circumstances described in this section.

          RESIGNATION, REMOVAL OF PROPERTY TRUSTEE AND DELAWARE TRUSTEE; APPOINTMENT OF SUCCESSORS. The property trustee or the Delaware trustee of a trust may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in liquidation amount of that trust's outstanding trust preferred securities delivered to the trustee to be removed and to us. No resignation or removal of either of the trustees and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the trust agreement. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a trustee appointed by an action of the holders, if we have delivered to either the property trustee or the Delaware trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the trust agreement, the property trustee or the Delaware trustee, as the case may be, will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the trust agreement.

          MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF A TRUST. A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise set forth in the applicable trust agreement. A trust may, at the request of the holders of its trust common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, so long as:

     * the successor entity either expressly assumes all the obligations of the trust with respect to its trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, which we refer to in this prospectus as the successor securities, so long as the successor securities have the same priority as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

     * a trustee of the successor entity, possessing the same powers and duties as the property trustee, is appointed to hold the related debt securities;

     * the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

     * the trust preferred securities or any successor securities are listed or quoted, or any successor securities will be listed or quoted upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted;

     * the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

     * the successor entity has a purpose substantially identical to that of the trust;

     * prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from independent counsel experienced in relevant matters to the effect that such transaction does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect and following such transaction, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

     * we or any permitted successor or assignee owns all the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee.

          Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.

          EXPENSES AND TAXES. In each of the trust agreements, we have agreed to pay:

  * all debts and other obligations, other than with respect to the trust preferred securities issued by a trust and all costs and expenses of the trust, including the costs and expenses relating to the organization of a trust, the fees and expenses of the property trustee and the Delaware trustee and the costs and expenses relating to the operation of the trust; and

  * any and all taxes and all costs and expenses with respect to them, other than withholding taxes, to which the trust might become subject.

          INFORMATION CONCERNING THE PROPERTY TRUSTEES. Each property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties as are specifically set forth in the applicable trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, each property trustee is under no obligation to exercise any of the powers vested in it by the trust agreements at the request of any holder of trust preferred securities issued by the respective trust unless it is offered reasonable indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by exercising these powers.

          MISCELLANEOUS. The administrators and the property trustee relating to each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable other than as a grantor trust for United States federal income tax purposes and so that the debt securities held by that trust will be treated as indebtedness of ours for United States federal income tax purposes. In this regard, each property trustee and the holders of trust common securities issued by the respective trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the applicable trust agreement, that the property trustee and the holders of trust common securities determine in their discretion to be necessary or desirable for these purposes, as long as this action does not materially adversely affect the interests of the holders of the trust preferred securities.

          Holders of the trust preferred securities have no preemptive or similar rights.

          A trust may not borrow money or issue debt or mortgage or pledge any of its assets.

          GOVERNING LAW. The trust agreement and the trust preferred securities will be governed by Delaware law.

                       DESCRIPTION OF GUARANTEES

          Each guarantee will be executed and delivered by us concurrently with the issuance of trust preferred securities by a trust for the benefit of the holders from time to time of the trust preferred securities. We will appoint a guarantee trustee under each guarantee. Each guarantee trustee will hold the respective guarantee for the benefit of the holders of the trust preferred securities issued by the related trust. Each guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. We have summarized below certain provisions of the guarantees. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the guarantee, including the definitions in the guarantee of certain terms. The form of guarantee agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

          GENERAL. We will fully and unconditionally agree, to the extent described herein, to pay the guarantee payments, as defined below, to the holders of the trust preferred securities issued by each trust, as and when due, regardless of any defense, right of set-off or counterclaim that a trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid or made by or on behalf of the respective trust, which payments we refer to in this discussion as the "guarantee payments," will be subject to the respective guarantee:

    * any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available therefor;

    * the redemption price with respect to any trust preferred securities called for redemption, to the extent that the trust has funds on hand available for payment therefor; and

    * upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the related debt securities are distributed to holders of the trust preferred securities, the lesser of:

               - the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the trust has funds on hand available therefor; and

               - the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities on liquidation of the trust.

          Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay these amounts to the holders.

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

          Each guarantee will be an irrevocable guarantee of the obligations of the respective trust under its trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make these payments, and is not a guarantee of collection.

          If we do not make payments on the debt securities held by a trust, the trust will not be able to pay any amounts payable in respect of its trust preferred securities and will not have funds legally available for these payments. The applicable prospectus supplement will describe the ranking of the guarantee. See "-Status of the Guarantees." The guarantees do not limit our incurrence or issuance of other secured or unsecured debt, including Senior
Indebtedness, whether under the applicable indenture, any other indenture that we may enter into in the future or otherwise.

          We have, through the guarantees, the trust agreements, the applicable debt securities and the related indenture, taken together, fully, irrevocably and unconditionally guaranteed all of each trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each trust's obligations in respect of its trust preferred securities. See "Relationship Among Trust Preferred Securities, Debt Securities and Guarantees."

          STATUS OF THE GUARANTEES. Each guarantee will constitute an unsecured obligation of ours. The applicable prospectus supplement will describe the ranking of each guarantee.

          Each guarantee will constitute a guarantee of payment and not of collection; specifically, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held by the respective guarantee trustee for the benefit of the holders of the related trust preferred securities. A guarantee will not be discharged except by payment of the applicable guarantee payments in full to the extent not paid or distributed by the respective trust.

          AMENDMENTS AND ASSIGNMENT. Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no vote will be required, a guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the related trust preferred securities. The manner of obtaining this type of approval will be as set forth under "Description of Trust Preferred Securities-Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in each guarantee shall bind the successors, assigns, receivers, trustees and representatives of ours and shall inure to the benefit of the holders of the related trust preferred securities then outstanding.

          EVENTS OF DEFAULT. An event of default under a guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee, or to perform any other obligation if such default remains unremedied for 30 days.

          The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any registered holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the related trust, the guarantee trustee or any other person or entity.

          We, as guarantor, are required to file annually with each guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under each guarantee.

          CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER
TRANSACTIONS.  Each guarantee provides that:

   *   we will not consolidate with or merge into any other entity,

   * we shall not convey, transfer or lease all or substantially all of our properties and assets to any other entity, and

   * no entity will consolidate with or merge into us or convey, transfer or lease all or substantially all of its properties and assets to us,

unless

   * either we are the continuing corporation, or the successor entity is organized under the laws of the United States or any state or the District of Columbia and such successor entity expressly assumes our obligations under the guarantee,

   * immediately after giving effect thereto, no event or default under the guarantee agreement and no event which, after notice or lapse of time or both, would become an event of default under the guarantee agreement, has happened and is continuing, and

   * certain other conditions as prescribed in the guarantee agreements are met.

          INFORMATION CONCERNING THE GUARANTEE TRUSTEE.   The
guarantee trustee, other than during the occurrence and continuance of a default by us in performance of the guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee agreement. After a default with respect to the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee agreement at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might thereby incur.

          TERMINATION OF THE GUARANTEES. Each guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the related trust preferred securities, upon full payment of the amounts payable with respect to the trust preferred securities upon liquidation of the respective trust and upon distribution of the related debt securities to the holders of the trust preferred securities. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

          GOVERNING LAW. Each guarantee will be governed by New York law.

            RELATIONSHIP AMONG TRUST PREFERRED SECURITIES,
                    DEBT SECURITIES AND GUARANTEES

          FULL AND UNCONDITIONAL GUARANTEE. Payments of distributions and other amounts due on the trust preferred securities issued by a trust, to the extent the trust has funds available for the payment, are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantees." Taken together, our obligations under the related debt securities, the applicable indenture, the related trust agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities issued by a trust. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each trust's obligations in respect of the related trust preferred securities. If and to the extent that we do not make payments on the debt securities issued to a trust, the trust will not have sufficient funds to pay distributions or other amounts due on its trust preferred securities. A guarantee does not cover payment of amounts payable with respect to the trust preferred securities issued by a trust when the trust does not have sufficient funds to pay these amounts. In this event, the remedy of a holder of the trust preferred securities is to institute a legal proceeding directly against us for enforcement of payment of our obligations under debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder.

          SUFFICIENCY OF PAYMENTS.   As long as payments are made when
due on the debt securities issued to a trust, these payments will be sufficient to cover distributions and other payments distributable on the trust preferred securities issued by that trust, primarily because:

   * the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;

   * the interest rate and interest and other payment dates on the debt securities will match the distribution rate, distribution dates and other payment dates for the trust preferred securities;

   * we will pay for any and all costs, expenses and liabilities of the trust except the trust's obligations to holders of the related trust securities; and

   * the applicable trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

          Notwithstanding anything to the contrary in the applicable indenture, we have the right to set-off any payment we are otherwise required to make under that indenture against and to the extent we have previously made, or are concurrently on the date of the payment making, a payment under a guarantee.

          ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES. Under the circumstances set forth under "Description of Trust
Preferred Securities-Enforcement of Certain Rights by Holders of Trust Preferred Securities," holders of trust preferred securities may bring a Direct Action against us.

          A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the related guarantee trustee, the related trust or any other person or entity. See "Description of Guarantees."

          LIMITED PURPOSE OF TRUST. The trust preferred securities issued by a trust represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of issuing its trust preferred securities and trust common securities and investing the proceeds of these trust securities in debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a debt security is that a holder of a debt security is entitled to receive from us payments on debt securities held, while a holder of trust preferred securities is entitled to receive distributions or other amounts distributable with respect to the trust preferred securities from a trust, or from us under a guarantee, only if and to the extent the trust has funds available for the payment of the distributions.

          RIGHTS UPON DISSOLUTION. Upon any voluntary or involuntary dissolution of a trust, other than any dissolution involving the distribution of the related debt securities, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust preferred securities issued by the trust will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities-Liquidation Distribution Upon Dissolution." Since we are the guarantor under each of the guarantees and have agreed to pay for all costs, expenses and liabilities of each trust, other than each trust's obligations to the holders of the respective trust securities, the positions of a holder of trust preferred securities and a holder of debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                      DESCRIPTION OF COMMON STOCK

          GENERAL. The following descriptions of our common stock and the relevant provisions of our restated Articles of Incorporation and by-laws are summaries and are qualified by references to our Articles of Incorporation and by-laws which have been previously filed with the SEC and are exhibits to this registration statement, of which this prospectus is a part, as well as the applicable Missouri General and Business Corporation Law.

          Under our Articles of Incorporation, we are authorized to issue 162,962,000 million shares of stock, divided into classes as follows:

    * 390,000 shares of Cumulative Preferred Stock with a par value of $100;

    * 1,572,000 shares of Cumulative No Par Preferred Stock with no par value;

    *  11,000,000 shares of Preference Stock with no par value; and

    *  150,000,000 shares of Common Stock with no par value.

      At March 31, 2002, 390,000 shares of Cumulative Preferred
Stock and 61,908,574 shares of common stock were outstanding. No shares of Cumulative No Par Preferred Stock or Preference Stock are currently outstanding but such shares may be issued from time to time in accordance with the Articles of Incorporation. The voting powers, designations, preferences, rights and qualifications, limitations, or restrictions of any series of Preference Stock are set by our board of directors when it is issued.

          DIVIDEND RIGHTS AND LIMITATIONS. The holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare, subject to any rights of the holders of our preferred and preference stock. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us.

          Except as otherwise authorized by consent of the holders of at least two-thirds of the total number of shares of the total outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock, we may not pay or declare any dividends on common stock, other than the dividends payable in common stock, or make any distributions on, or purchase or otherwise acquire for value, any shares of common stock if, after giving effect thereto, the aggregate amount expended during the 12 months then ended (a) exceeds 50% of the net income of the Company available for dividends on Preference Stock and common stock for the preceding 12 months, in case the total of Preference Stock and common stock equity would be reduced to less than 20% of total capitalization, or (b) exceeds 75% of such net income in case such equity would be reduced to between 20% and 25% of total capitalization, or (c) except to the extent permitted in subparagraphs
(a) and (b), would reduce such equity below 25% of total capitalization.

          No dividends may be declared or paid on common stock and no common stock may be purchased or redeemed or otherwise retired for consideration (a) unless all past and current dividends on Cumulative Preferred Stock and Cumulative No Par Preferred Stock have been paid or set apart for payment and (b) except to the extent of retained earnings (earned surplus).

          VOTING RIGHTS. Except as otherwise provided by law and subject to the voting rights of the outstanding Cumulative Preferred Stock, Cumulative No Par Preferred Stock, and Preference Stock, the holders of our common stock have the exclusive right to vote for all general purposes and for the election of directors through cumulative voting. This means each shareholder has a total vote equal to the number of shares they own multiplied by the number of directors to be elected. These votes may be divided among all nominees equally or may be voted for one or more of the nominees either in equal or unequal amounts. The nominees with the highest number of votes are elected.

          The consent of specified percentages of holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock is required to authorize certain actions which may affect their interests; and if, at any time, dividends on any of the outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock shall be in default in an amount equivalent to four or more full quarterly dividends, the holders of outstanding shares of all preferred stock, voting as a single class, shall be entitled (voting cumulatively) to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, which right shall continue in effect until all dividend arrearages shall have been paid.

          LIQUIDATION RIGHTS. In the event of any dissolution or liquidation of the Company, after there shall have been paid to or set aside for the holders of shares of outstanding Cumulative Preferred Stock, Cumulative No Par Preferred Stock, and Preference Stock the full preferential amounts to which they are respectively entitled, the holders of outstanding shares of common stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets available for distribution.

MISCELLANEOUS. The outstanding shares of common stock are, and the shares of common stock sold hereunder will be, upon payment for them, fully paid and nonassessable.

The holders of our common stock are not entitled to any preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights.

          TRANSFER AGENT AND REGISTRAR. UMB Bank, N.A. acts as transfer agent and registrar for our common stock.

          BUSINESS COMBINATIONS. The affirmative vote of the holders of at least 80% of the outstanding shares of common stock is required for the approval or authorization of certain business combinations; provided, however, that such 80% voting requirement shall not be applicable if:

    * the business combination shall have been approved by a majority of the continuing directors; or

    * the cash or the fair market value of the property, securities, or other consideration to be received per share by holders of the common stock in such business combination is not less than the highest per-share price paid by or on behalf of the acquiror for any shares of common stock during the five-year period preceding the announcement of the business combination.

   DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

          We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates, or warrants. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts or warrants are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

    *  senior debt securities or subordinated debt securities,

    * debt obligations of third parties, including U.S. treasury securities, or

    * trust preferred securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries,

securing the holders' obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligation under the original stock purchase contract.

          The applicable prospectus supplement will describe the terms of the stock purchase contracts, stock purchase units or warrants, including, if applicable, collateral or depositary arrangements.

                           BOOK-ENTRY SYSTEM

          Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities (other than debt securities issued to a trust) and trust preferred securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, or DTC.

          So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

          Global securities may be exchanged in whole for certificated securities only if:

   * the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days:

   * we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated securities; or

   * there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

          The following is based solely on information furnished by
DTC:

          DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue and will be deposited with DTC.

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing corporation" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

          Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The rules applicable to DTC and its participants are on file with the SEC.

          Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC's records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

          To facilitate subsequent transfers, all global securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of global securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC's records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

          Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

          Principal, interest and premium payments, if any, on the global securities will be made to DTC in immediately available funds. DTC's practice is to credit direct participants' accounts on the date on which interest is payable in accordance with the respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

          The information in this section concerning DTC and DTC's book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

          The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

           NONE OF THE TRUSTEES, US OR ANY AGENT FOR PAYMENT ON OR REGISTRATION OF TRANSFER OR EXCHANGE OF ANY GLOBAL SECURITY WILL HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY ASPECT OF THE RECORDS RELATING TO OR PAYMENTS MADE ON ACCOUNT OF BENEFICIAL INTERESTS IN SUCH GLOBAL SECURITY OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS RELATING TO SUCH BENEFICIAL INTERESTS.

                         PLAN OF DISTRIBUTION

          We may sell the securities:

          *         through underwriters or dealers;

          *         directly;

          *         through agents; or

          *         through any combination of the above.

          The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

          Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

          If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

          We may sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

          Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the particular offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions.

          Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

          Unless otherwise specified in a prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of the securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the securities. If no such determination has been made, the prospectus supplement will so state.

                             LEGAL MATTERS

          Legal matters with respect to the securities offered under this prospectus will be passed upon for us by Jeanie Sell Latz, Esq., Senior Vice President - Corporate Services and Secretary, and for the underwriters, dealers, purchasers, or agents by Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019-6092. Dewey Ballantine LLP will rely for purposes of their opinions upon the opinion of Ms. Latz as to matters of Missouri law. At December 31, 2001, Ms. Latz owned beneficially 44,543 shares of the Company's common stock, including option grants and shares which may be acquired at a later date based on corporate and Ms. Latz's individual
performance.   Dewey Ballantine LLP has performed, and may perform in
the future, legal services for the Company.

          The descriptions of the securities we may offer that are contained in this prospectus, as to the matters of law and legal conclusions, have been prepared under the supervision of and review by, and are made on the authority of Ms. Latz, who has given her opinion that such statements as to such matters and conclusions are correct.

                                EXPERTS

          The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Great Plains Energy Incorporated for the year ended December 31, 2001, except as they relate to DTI Holdings, Inc. and Subsidiaries (Debtors-in-Possession), have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon appears in the Form 10-
K. The report of PricewaterhouseCoopers LLP referred to above, insofar as it relates to the amounts included for DTI Holdings, Inc. and Subsidiaries, is based solely on the report of Deloitte & Touche LLP. The financial statements of DTI Holdings, Inc. and Subsidiaries (Debtors-in-Possession) (not presented separately or incorporated by reference herein) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes explanatory paragraphs referring to DTI Holdings, Inc. and Subsidiaries' filing for reorganization under Chapter 11 of the Federal Bankruptcy Code, substantial doubt about DTI Holdings, Inc. and Subsidiaries' ability to continue as a going concern and an impairment charge recorded by DTI Holdings, Inc. and Subsidiaries) which also appears in the Form 10-K. The consolidated financial statements of Great Plains Energy Incorporated referred to above have been incorporated in this Prospectus in reliance on the reports of such firms, given on their authority as experts in auditing and accounting.

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          Expenses payable by Registrant for the sale of the Securities, other than underwriting discount and commissions, are estimated as follows:

       Securities and Exchange               $ 27,600.00
       Commission registration fee
       Printing of registration                40,000.00
       statement, prospectus, bonds,
       etc.
       Services of accountants                100,000.00
       Fees and expenses of trustees           50,000.00
       Rating agency fees                     150,000.00
       Miscellaneous                          132,400.00
					     -----------
         Total                               $500,000.00
_______________

Item 15. Indemnification of Directors and Officers.

RSMo Section 351.355 (2001) provides as follows:

          1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in an manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the act that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          3. Except as otherwise provided in the Articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the action, suit or proceeding.

          4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

          5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

          6. The indemnification provided by this section shall be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either
(i) authorized, directed, or provided for in the Articles of Incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

          8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

          10. For the purpose of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he or she had served the resulting or surviving corporation in the same capacity.

          11. For purposes of this section, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

The officers and directors of the Company have entered into indemnification agreements with the Company indemnifying such officers and directors to the extent allowed under the above RSMo Section
351.355 (2001).

Article XIII of the Restated Articles of Consolidation of the Company provides as follows:

          ARTICLE THIRTEENTH. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or is or was an employee of the Company acting within the scope and course of his or her employment or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent authorized by The Missouri General and Business Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to or to be paid in settlement) actually and reasonably incurred by such person in connection therewith. The Company may in its discretion by action of its Board of Directors provide indemnification to agents of the Company as provided for in this ARTICLE THIRTEENTH. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

          (b) Rights Not Exclusive. The indemnification and other rights provided by this ARTICLE THIRTEENTH shall not be deemed exclusive of any other rights to which a person may be entitled under any applicable law, By-laws of the Company, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding the office of director or officer, and the Company is hereby expressly authorized by the shareholders of the Company to enter into agreements with its directors and officers which provide greater indemnification rights than that generally provided by The Missouri General and Business Corporation Law; provided, however, that no such further indemnity shall indemnify any person from or on account of such director's or officer's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Any such agreement providing for further indemnity entered into pursuant to this ARTICLE THIRTEENTH after the date of approval of this ARTICLE THIRTEENTH by the Company's shareholders need not be further approved by the shareholders of the Company in order to be fully effective and enforceable.

          (c) Insurance. The Company may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Company, or was or is serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this ARTICLE THIRTEENTH.

          (d) Amendment. This ARTICLE THIRTEENTH may be hereafter amended or repealed; however, no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person entitled to obtain indemnification or an advance of expenses with respect to an action, suit or proceeding that pertains to or arises out of actions or omissions that occur prior to the later of (a) the effective date of such amendment or repeal; (b) the expiration date of such person's then current term of office with, or service for, the Company (provided such person has a stated term of office or service and completes such term); or (c) the effective date such person resigns his or her office or terminates his or her service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted against Registrant by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. List of Exhibits.

Exhibit
Number	                  Description of Exhibit
-------     ---------------------------------------------------------
+1.a.       Form of Underwriting Agreement for debt securities.

+1.b. Form of Underwriting Agreement for trust preferred securities.

+1.c.       Form of Underwriting Agreement for common stock.

+1.d. Form of Underwriting Agreement for stock purchase units

**4.a.      Articles of Incorporation of the Company.

**4.b.      By-laws of the Company.

*4.c. Form of Indenture of the Company for senior debt securities.

+4.d. Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior debt securities (including the form of senior debt security).

*4.e. Form of Indenture of the Company for subordinated debt securities.

+4.f. Form of supplemental indenture or other instrument establishing the issuance of one or more series of subordinated debt securities (including the form of subordinated debt security).

*4.g.       Form of Guarantee Agreement of the Company.

*4.h.       Form of Certificate of Trust.

*4.i.       Form of Trust Agreement.

*4.j.       Form of Amended and Restated Trust Agreement
            (including the form of trust preferred security).

+4.k.       Form of Stock Purchase Contract Agreement.

+4.l.       Form of Pledge Agreement.

+4.m. Form of Warrant Agreement (including the form of warrant).

*5          Opinion  of Jeanie Sell Latz, Esq., Senior Vice
            President - Corporate Services and  Secretary of the
            Company, regarding the legality of the securities.

*12 Schedule of computation of ratio of earnings to fixed charges for the years ended December 31, 2001, 2000, 1999, 1998, and 1997

*23.a.      Consent of PricewaterhouseCoopers LLP.

*23.b.      Consent of Deloitte & Touche LLP.

*23.c.      Consent of Jeanie Sell Latz, Esq., Senior Vice
            President - Corporate Services and Secretary of the
            Company (included  in  Exhibit 5.a.).

24          Powers of Attorney.

++25.a. Form T-1 statement of eligibility of the trustee for the senior debt securities.

++25.b. Form T-1 statement of eligibility of the trustee for the subordinated debt securities.

++25.c. Form T-1 statement of eligibility of the trustee for the guarantees for the benefit of the holders of the trust preferred securities.

++25.d. Form T-1 statement of eligibility of the trustee for the trust preferred securities.

______________________________________________

*    Filed herewith.
**   Incorporated by reference herein as indicated.
+ To be filed by amendment of pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if applicable.
++   To be filed by amendment or pursuant to Trust Indenture Act
     Section 305(b)(2) if applicable.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement;

  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

   (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or
    Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) See the last paragraph of Item 15.

(d) The undersigned Registrant hereby undertakes that,

    (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective, and

    (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 29th day of April
2002.

                      GREAT PLAINS ENERGY INCORPORATED

                      By:  /S/BERNARD J. BEAUDOIN
                           (Bernard J. Beaudoin)
                           Chairman of the Board, President and
                           Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                  TITLE                   DATE
---------------------- --------------------------   ---------------
/S/BERNARD J. BEAUDOIN Chairman of the Board,     )
(Bernard J. Beaudoin)  President and Chief        )
                       Executive Officer          )
                       (Principal Executive       )
                       Officer)                   )
                                                  )
/S/ANDREA F. BIELSKER  Vice President-Finance,    )
(Andrea F. Bielsker)   Chief Financial Officer    )
                       and Treasurer              )
                       (Principal Financial       )
                       Officer)                   )
                                                  )
/S/NEIL ROADMAN        Controller                 )
(Neil Roadman)         (Principal Accounting      )
                       Officer)                   )
                                                  )
                                                  )
 David L. Bodde*       Director                   )
(David L. Bodde)                                  )
                                                  )
                                                  )
 Mark A. Ernst*        Director                   ) April 29, 2002
(Mark A. Ernst)                                   )
                                                  )
 William K. Hall*      Director                   )
(William K. Hall)                                 )
                                                  )
                                                  )
 Luis A. Jimenez*      Director                   )
(Luis A. Jimenez)                                 )
                                                  )
                                                  )
 William C. Nelson*    Director                   )
(William C. Nelson)                               )
                                                  )
 LINDA HOOD TALBOTT*   Director                   )
(Linda Hood Talbott)                              )
                                                  )
                                                  )
 Robert H. West*       Director                   )
(Robert H. West)                                  )

*By:  /s/Bernard J. Beaudoin
     (Bernard J. Beaudoin)
     Attorney-in-fact

                           INDEX TO EXHIBITS

Exhibit
Number	                  Description of Exhibit
-------     ---------------------------------------------------------
+1.a.         Form of Underwriting Agreement for debt
              securities.

+1.b. Form of Underwriting Agreement for trust preferred securities.

+1.c.         Form of Underwriting Agreement for common stock.

+1.d. Form of Underwriting Agreement for stock purchase units

**4.a.        Articles of Incorporation of the Company.

**4.b.        By-laws of the Company.

*4.c. Form of Indenture of the Company for senior debt securities.

+4.d.         Form of supplemental indenture or other
              instrument establishing the issuance of one or more series of senior debt securities (including the form of senior debt security).

*4.e.         Form of Indenture of the Company for
              subordinated debt securities.

+4.f.         Form of supplemental indenture or other
              instrument establishing the issuance of one or more series of subordinated debt securities
              (including the form of subordinated debt security).

*4.g.         Form of Guarantee Agreement of the Company.

*4.h.         Form of Certificate of Trust.

*4.i.         Form of Trust Agreement.

*4.j.         Form of Amended and Restated Trust Agreement
              (including the form of trust preferred
              security).

+4.k.         Form of Stock Purchase Contract Agreement.

+4.l.         Form of Pledge Agreement.

+4.m. Form of Warrant Agreement (including the form of warrant).

*5            Opinion  of Jeanie Sell Latz, Esq., Senior Vice
              President - Corporate Services and Secretary of the Company, regarding the legality of the securities.

*12 Schedule of computation of ratio of earnings to fixed charges for the years ended December 31, 2001, 2000, 1999, 1998, and 1997

*23.a.        Consent of PricewaterhouseCoopers LLP.

*23.b.        Consent of Deloitte & Touche LLP.

*23.c.        Consent of Jeanie Sell Latz, Esq., Senior Vice
              President - Corporate Services and Secretary of the Company (included in Exhibit 5.a.).

*24           Powers of Attorney.

++25.a. Form T-1 statement of eligibility of the trustee for the senior debt securities.

++25.b. Form T-1 statement of eligibility of the trustee for the subordinated debt securities.

++25.c. Form T-1 statement of eligibility of the trustee for the guarantees for the benefit of the holders of the trust preferred securities.

++25.d. Form T-1 statement of eligibility of the trustee for the trust preferred securities.

 ______________________________________________

*    Filed herewith.
**   Incorporated by reference herein as indicated.
+ To be filed by amendment of pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if applicable.
++   To be filed by amendment or pursuant to Trust Indenture Act
     Section 305(b)(2) if applicable.